EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the use of our report dated February 15, 2002, with respect to the consolidated financial statements of Reiman Holding Company, LLC for each of the three years in the period ended December 31, 2001 in the Current Report on Form 8-K/A dated October 30, 2002 of The Reader's Digest Association, Inc. and the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37434, 33-56883, 333-57789 and 333-42726) of The Reader's Digest Association,
Inc., Amendment No. 1 to the Registration Statement (Form S-3 No. 333-73336) and related Prospectus of The Reader's Digest Association, Inc. for the registration of $500,000,000 in debt securities and Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-90576) and related proxy statement/prospectus of The Reader's Digest Association, Inc. for the registration of approximately 98,176,932 shares of common stock.


Milwaukee, Wisconsin                                    /s/ ERNST & YOUNG LLP
October 25, 2002